Exhibit 99.4
Press Release
FOR IMMEDIATE RELEASE
July 10, 2009
Investor and Media Contact: Whitney Finch
Director of Investor Relations
813.872.7196
wfinch@walterinvestment.com
WALTER INVESTMENT MANAGEMENT CORP. FILES AMENDED 8-K WITH
THE SECURITIES EXCHAGE COMMISSION
(Tampa, Fla.) — Walter Investment Management Corp. (NYSE Amex: WAC) an asset manager, mortgage servicer and mortgage portfolio owner announced today it has filed an amended 8-K with the Securities Exchange Commission.
The amended 8-K includes the audited financial statements of Walter Investment Management, LLC. (“Spinco”) as of December 31, 2008 and 2007, and for the three years ended December 31, 2008, 2007 and 2006, the unaudited interim financial statements as of March 31, 2009, and for the three months ended March 31, 2009 and 2008, and the unaudited pro forma condensed combined financial statements for the year ended December 31, 2008 and as of March 31, 2009 and the three months then ended. As reflected in the Registration Statement on Form S-4 filed by Hanover Capital Mortgage Holdings, Inc. (“Hanover”) in conjunction with the merger of Hanover and Spinco, Spinco was the transferee of the Financing business of JWH Holding Company, LLC. (“JWHHC”). JWHHC, was the parent of the entities comprising Walter Industries, Inc’s Financing business, as well as its Homebuilding business. The JWHHC financial statements were included in the Form S-4 with all of the Financing business in continuing operations, with the Homebuilding business treated as a discontinued operation of JWHHC. The financial statements included in the Exhibits to the Form 8-K/A filed today are those of Spinco, which represents only the assets and liabilities of the Financing business transferred to Spinco prior to the merger. Thus, the financial statements of Spinco differ from those of JWHHC in part because they do not include the discontinued operations of the Homebuilding business, which was never owned by Spinco. The remaining differences between continuing operations reflected in the JWHHC financial statements and in the Spinco financial statements represent the elimination of the worker’s compensation program in the captive insurance business that was part of the Financing business but was not transferred to Spinco. Financial statement line items impacted by this difference are other assets, accounts payable, accrued expenses, premium revenue and claims expense.
The combined financial statements of Walter Mortgage Company (“WMC”), Best Insurors (“Best”) and Walter Investment Reinsurance Company, Ltd. (“WIRC”) (collectively representing substantially all of the Financing business) are considered the predecessor to Spinco for accounting purposes. Thus, the combined financial statements of WMC, Best and WIRC have become the Company’s historical financial statements for periods prior to the Merger.
On July 7, 2009, the Company notified the NYSE Amex (“Amex” or the “Exchange”) of its failure to timely file the financial information required for Spinco in a Form 8-K/A due on July 6, 2009 resulting from the change in financial statement from JWHHC to Spinco. On July 8, 2009, the Company received notice from Amex that, due to the failure to timely file the pro forma financial statements of the business acquired on April 17, 2009, the Company did not meet certain of the Exchange’s continued listing standards. Specifically, the notice provided that the Company was not in compliance with Sections 134 and 1101 of the NYSE Amex LLC Company Guide and therefore is in violation of its listing agreement with the Exchange. The Company has filed financial information related to the business acquired on April 17, 2009 that was required to be reported by the Company by July 6, 2009 as Exhibits to the Form 8-K/A. The Company believes that as a result of this filing, it has taken all action necessary to bring the Company back into compliance with the Exchange’s continued listing standards, but awaits formal confirmation by the Exchange.
4211 W. Boy Scout Blvd., Tampa, FL 33607 www.walterinvestment.com

About Walter Investment Management Corp.
Walter Investment Management Corp. is an asset manager, mortgage servicer and mortgage portfolio owner specializing in subprime, non-conforming and other credit-challenged mortgage assets. Based in Tampa, Fla., the Company currently has $1.9 billion of assets under management and pro-forma annual revenues of approximately $200 million. The Company is structured as a real estate investment trust (“REIT”) and employs approximately 225 people. For more information about Walter Investment Management Corp., please visit the Company’s website at www.walterinvestment.com.
Safe Harbor Statement
•	Certain statements in this release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Walter Investment Management Corp. is including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. The use of words such as “believe” and similar expressions are intended to identify forward looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements, to differ materially from future results, performance or achievements. The forward-looking statements are based on the Company’s current belief, intentions and expectations. These statements are not guarantees or indicative of future performance. The Company’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. These risks and uncertainties include, without limitation, the possibility that Amex does not agree that the filing of the Form 8K/A brings the company into compliance with the Exchange’s continuing listing standards.
All forward looking statements set forth herein are qualified by these cautionary statements and are made only as of July 10, 2009. The Company undertakes no obligation to update or revise the information contained herein whether as a result of new information, subsequent events or circumstances or otherwise, unless otherwise required by law.
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